UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/25/2005

STAKTEK HOLDINGS, INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110806

DE	56-2354935
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of Principal Executive Offices, Including Zip Code)

512-454-9531
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On August 25, 2005, the Compensation Committee of the Board of Directors of Staktek Holdings, Inc. (the "Company") approved an increase in the compensation payable to two of the Company's executive officers effective September 1, 2005. Specifically, the annual compensation payable to W. Kirk Patterson, the Company's Vice President and Chief Financial Officer, was increased to $220,000, and the annual compensation payable to Stephanie Lucie, the Company's Vice President, General Counsel and Corporate Secretary, was increased to $210,000. The other terms of the Executive Employment Agreements entered into by Mr. Patterson and Ms. Lucie in 2003 remain unchanged.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: August 30, 2005.	By:	/s/ Stephanie Lucie
Stephanie Lucie
VP, General Counsel and Corporate Secretary